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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on June 23, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cameron International Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0451843 (I.R.S. Employer Identification Number)

1333 West Loop South, Suite 1700
Houston, Texas 77027
(713) 513-3300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William C. Lemmer
Senior Vice President and General Counsel
1333 West Loop South, Suite 1700
Houston, Texas 77027
(713) 513-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Alan J. Bogdanow
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75021
(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee

Debt Securities	(1)

(1)
The registrant is hereby registering an indeterminate amount of debt securities and is relying on Rules 456(b) and 457(r). In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Cameron International Corporation

Debt Securities

        We may from time to time offer and sell debt securities in one or several series. We may offer and sell the debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Each time debt securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the debt securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2008

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Except as otherwise specified, "Cameron," the "Company," "we," "our," "ours" and "us" refer to Cameron International Corporation and its subsidiaries.

(i)

THE COMPANY

        Cameron designs, manufactures, markets and services equipment used by the oil and gas industry and industrial manufacturing companies. We are a leading international manufacturer of oil and gas pressure control and separation equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications and provide oil and gas separation, metering and flow measurement equipment. We also are a manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers. We operate internationally and have manufacturing plants and service centers in numerous locations worldwide.

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM." Our principal executive offices are located at 1333 West Loop South, Houston, Texas 77027. Our telephone number at that location is (713) 513-3300.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer the debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which you can access the information that we have filed electronically with the SEC. General information about us, including our SEC filings, are available free of charge through our website at www.c-a-m.com. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus.

        This prospectus is part of a registration statement we have filed with the SEC relating to the debt securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

            (i)  Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

           (ii)  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008; and

          (iii)  Current Reports on Form 8-K filed on January 7, 2008, January 8, 2008, January 28, 2008, February 27, 2008, March 17, 2008, April 16, 2008, May 2, 2008, May 16, 2008 (except for Item 7.01) and June 20, 2008.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary
(713) 513-3300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Exchange Act. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding our future market strength, order levels, revenues and earnings, cash generated from operations, capital expenditures and the use of existing cash balances and future anticipated cash flows. Our actual results may differ materially from those described in any forward-looking statements. Any such statements are based on current expectations of our performance and are subject to a variety of factors, some of which are not under our control, which can affect our results of operations, liquidity or financial condition. Such factors are described under "Risk Factors" in the accompanying prospectus supplement and in the information incorporated by reference in this prospectus and may include:

  •
  overall demand for, and pricing of, our products;

  •
  the size and timing of orders;

  •
  our ability to successfully execute large subsea and drilling projects we have been awarded;

  •
  our ability to convert backlog into revenues on a timely and profitable basis;

  •
  the impact of acquisitions we have made or may make;

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  changes in the price of (and demand for) oil and gas in both domestic and international markets;

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  raw material costs and availability;

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  political and social issues affecting the countries in which we do business;

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  fluctuations in currency markets worldwide; and

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  variations in global economic activity.

In particular, current and projected oil and gas prices historically have generally directly affected customers' spending levels and their related purchases of our products and services. Additionally, changes in oil and gas price expectations may impact our financial results due to changes in cost structure, staffing and spending levels.

        You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

        We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus.

		Year Ended December 31,
	Three Months Ended March 31, 2008
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	26.1	22.1	18.2	15.6	6.5	6.8

        For purposes of calculating the ratios of earnings to fixed charges, "earnings" represent income (including only distributed income of less than 50% owned entities) before income taxes and fixed charges. "Fixed charges" represent the sum of interest charges and the portion of rental expenses representative of an interest factor.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered debt securities for general corporate purposes. These purposes may include acquisitions, repurchases and conversions of our common stock and convertible debt securities, additional working capital needs, capital expenditures and repayment and refinancing of other indebtedness. We may initially invest those funds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

        The following description is only a summary of the material provisions of the indenture for the debt securities and is qualified by reference to the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

        The definitions of capitalized terms used in this section without definition are set forth below under "—Definitions." In the description of the debt securities that follows, "Cameron," "we," "us" and "our" refer only to Cameron International Corporation and not to any of its subsidiaries.

General

        We may issue from time to time one or more series of debt securities under an indenture between us and Wells Fargo Bank, National Association, as trustee. The indenture will not limit the amount of debt securities that we may issue.

        The debt securities will be our direct, unsecured obligations, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities.

        The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to that offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest and the date from which such interest will accrue;

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  the dates on which interest will be payable and the related record dates;

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  whether any index, formula or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

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  the place or places of payments on the debt securities;

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  whether the debt securities are redeemable;

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  any redemption dates, prices, obligations and restrictions on the debt securities;

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  any mandatory or optional sinking fund or purchase fund or analogous provisions;

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  the denominations in which the debt securities will be issued, if other than $1,000 or multiples of $1,000;

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  the currency in which principal and interest will be paid, if other than U.S. dollars;

  •
  any provisions granting special rights upon the occurrence of specified events;

  •
  any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

  •
  any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities if other than the trustee;

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  any conversion or exchange features of the debt securities;

  •
  whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

  •
  any special tax implications of the debt securities;

  •
  the terms of payment upon acceleration; and

  •
  any other material terms of the debt securities.

        We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on debt securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the debt securities, including amounts for certain taxes, assessments or other governmental charges imposed on holders of debt securities.

Denomination, Form, Payment and Transfer

        In general, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency.

        We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee's corporate trust office or at any other office maintained by us for such purposes. We may charge a reasonable fee in connection with certain transfers and exchanges. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture.

        As a general rule, however, we will issue debt securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York ("DTC"). DTC will act as depository for the global certificates. Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

        During the period of time the debt securities are represented by one or more global certificates:

  •
  You will not be able to have the debt securities registered in your name.

  •
  You will not be able to receive a physical certificate for the debt securities.

  •
  DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC's records.

  •
  Our obligations, as well as the obligations of the trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

  •
  Your rights under the debt securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and the contractual arrangements you have or your broker, bank or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank or financial institution.

  •
  You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

        We, the trustee and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for debt securities in physical form in accordance with the indenture. A series of debt securities represented by global certificates will be exchangeable for debt securities in registered form with the same terms in authorized denominations if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days;

  •
  an event of default has occurred with respect to such series and is continuing and the security registrar for such series has received a request from DTC or the trustee to issue securities of such series in lieu of all or a portion of the global securities (in which case we will deliver securities of such series within 30 days of such request); or

  •
  we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

Certain Covenants

        Under the indenture, there are no covenants restricting our ability to pay dividends, incur additional debt or issue additional securities or which require us to maintain any financial ratios or reserves. However, the indenture does contain other covenants for your protection, including those described below. The covenants summarized below will apply to the debt securities (unless waived or amended) as long as the debt securities are outstanding.

        Limitation on Liens.    The indenture provides that we will not, and will not permit any of our Subsidiaries to, incur, create, assume or suffer to exist any Lien on any Principal Property or on any securities or indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, securities or indebtedness are now existing or owned or subsequently created or acquired) to secure any Indebtedness, without effectively providing that the debt securities will be secured equally and ratably with or prior to such secured Indebtedness until such time as such Indebtedness is no longer secured by a Lien.

        The foregoing restriction does not require us to secure the debt securities if the Indebtedness secured by these Liens is exempted as described under "—Exempted Indebtedness" below and does not prohibit us from creating any of the following:

  •
  Liens existing on, or provided for under the terms of agreements existing on, the date that any debt securities are issued under the indenture;

  •
  certain Liens on property, shares of stock, indebtedness or other assets at the time of acquisition thereof and certain Liens on property, shares of stock, indebtedness or other assets of a Person existing at the time it becomes our Subsidiary that are not incurred in anticipation of such Person becoming a Subsidiary;

  •
  certain Liens that are created within one year after acquisition, completion and/or commencement of commercial operation on, any property acquired, constructed, altered or improved by us or any of our Subsidiaries;

  •
  Liens in favor of us or our Subsidiaries;

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  Liens on any current assets that secure current liabilities;

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  Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

  •
  Liens to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such Liens, including without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

  •
  Liens to secure Indebtedness issued or guaranteed by the United States, any state thereof, any foreign country or any department, agency or instrumentality of any such jurisdiction;

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  Permitted Liens; and

  •
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in the bullet points above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such refinancing, refunding, extension, renewal or replacement (plus the aggregate amount of premiums, other payments, costs and expenses related to such refinancing, refunding, extension, renewal or replacement), and that such refinancing, refunding, extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so refinanced, refunded, extended, renewed or replaced (plus improvements on such property).

        Limitation on Sale-Leaseback Transactions.    The indenture provides that neither we nor any Subsidiary will enter into any Sale-Leaseback Transaction with respect to any Principal Property unless either:

  •
  we or our Subsidiary, as the case may be, would be permitted, pursuant to the provisions of the indenture, to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to that Sale-Leaseback Transaction without equally and ratably securing the debt securities pursuant to the covenant described above in "—Limitation on Liens"; or

  •
  within 12 months after the effective date of such transaction, we or our Subsidiary, as the case may be, apply an amount equal to not less than the Attributable Indebtedness with respect to such Sale-Leaseback Transaction either to:

  (1)
  the voluntary defeasance or the prepayment, repayment, redemption or retirement of our Indebtedness that ranks senior to or pari passu with the debt securities in right of payment of principal, premium and interest;

  (2)
  the acquisition, construction, development or improvement of any Principal Property used or useful in our businesses (including the businesses of our Subsidiaries); or

  (3)
  any combination of applications referred to in (1) or (2) above.

        Exempted Indebtedness.    Notwithstanding the foregoing limitations on Liens and Sale-Leaseback Transactions, we and our Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted by the indenture without securing the debt securities, or may enter into Sale-Leaseback Transactions without complying with the preceding paragraph, or enter into a combination of such transactions, if the sum of the aggregate principal amount of all other such secured Indebtedness then outstanding and the Attributable Indebtedness of all Sale-Leaseback Transactions then in existence (to the extent not included in Indebtedness secured by Liens not otherwise permitted by the indenture and excluding any Sale-Leaseback Transaction the proceeds of which have been applied as described in the second bullet point under "—Limitation on Sale-Leaseback Transactions") does not at any time exceed 15% of our Consolidated Net Tangible Assets.

        Additional Covenants.    Under the indenture, we also:

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  will pay the principal of, interest and any premium on, the debt securities when due;

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  will maintain a place of payment;

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  will deliver a certificate to the trustee after the end of each fiscal year reviewing our compliance with our obligations under the indenture;

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  will preserve our corporate existence; and

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  will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Definitions

        "Attributable Indebtedness" means with respect to a Sale-Leaseback Transaction, at the time of determination, the lesser of:

  •
  the present value of the total net amount of rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee's option or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities compounded semiannually; and

  •
  if the obligation with respect to the Sale-Leaseback Transaction constitutes an obligation that is required to be accounted for as a capital lease obligation in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee.

        For purposes of the foregoing definition, rent will not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, utilities, water rates, operating charges, labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the total net amount of rent shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the total net amount of rent determined assuming no such termination.

        "Consolidated Net Tangible Assets" is defined in the indenture to mean the aggregate amount of assets included in the most recent consolidated balance sheet of Cameron and its Subsidiaries less (i) current liabilities of Cameron and its Subsidiaries, and (ii) the net book amount of all intangible assets of Cameron and its Subsidiaries.

        "Indebtedness" is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

        "Lien" is defined in the indenture to mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

        "Permitted Liens" are defined in the indenture to include:

  •
  any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics', repairmen's, materialmen's, supplier's, carrier's, landlord's, warehousemen's or similar Lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair;

  •
  the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license, permit or by any provision of law, to purchase or to recapture or to designate a purchaser of, any property;

  •
  Liens for taxes and assessments which are for the current year, and are not at the time delinquent or are delinquent but the validity of which are being contested at the time by us or any of our Subsidiaries in good faith;

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  Liens on, or to secure the performance of, leases;

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  Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

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  Liens upon property or assets acquired or sold by us or any of our Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

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  Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

  •
  Liens upon or deposits of any assets to secure performance and Liens in favor of issuers of surety or performance bonds, letters of credit, banker's acceptances or guarantees pursuant to the request of and for the account of us or any of our Subsidiaries; and

  •
  Liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed.

        "Person" is defined in the indenture to mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of any kind.

        "Principal Property" is defined in the indenture to mean any real property, manufacturing plant, warehouse, office building or other physical facility, or any other like depreciable assets owned or leased by us or any Subsidiary, except for any such property which, in the opinion of our board of directors as set forth in a board resolution adopted in good faith, is not material to the total business conducted by us and our Subsidiaries taken as a whole; provided, that any such individual property shall be deemed to not be a Principal Property (without the need for any board resolution) if such property does not have a fair value in excess of 0.25% of the total assets included in the most recent consolidated balance sheet of us and our Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, provided further that the aggregate fair value of properties excluded pursuant to the preceding proviso shall not exceed $100,000,000.

        "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by us or any of our Subsidiaries of any Principal Property, which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person, other than:

  •
  any such transaction involving a lease for a term (including renewals or extensions exercisable by us or any of our Subsidiaries) of not more than three years;

  •
  any such transaction between us and any of our Subsidiaries or between any of our Subsidiaries; or

  •
  any such transaction entered into at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property.

        "Subsidiary" of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution or more than 50% of the net income of that partnership, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors (or persons performing similar functions) of such Person and control the policies of that Person.

        "Voting Stock" means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Merger, Consolidation and Sale of Assets

        The indenture will provide that we may not convert, consolidate, amalgamate, merge or enter into a scheme of arrangement with or into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless:

  •
  either: (a) Cameron is the surviving corporation; or (b) the person or entity formed by or surviving any such conversion, consolidation, amalgamation, merger or scheme of arrangement (if other than Cameron) or the person or entity to which such sale, conveyance, transfer or lease has been made (i) assumes all the obligations of Cameron under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development including the United States or any state thereof (including the District of Columbia); provided that, unless such person or entity is a corporation, a corporate co-issuer of the securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

  •
  we or the successor will not immediately be in default under the indenture; and

  •
  we deliver an officer's certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger, scheme of arrangement or sale, conveyance, transfer or lease, and any related supplemental indenture, complies with the indenture and that all conditions precedent set forth in the indenture have been complied with.

        Upon the assumption of all our obligations by a successor, we will be discharged from all obligations under the indenture.

Redemption, Sinking Fund and Defeasance

        If a series of debt securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.

        The indenture permits us to discharge or defease certain of our obligations for any series of debt securities at any time. We may defease a series of debt securities by depositing with the trustee cash or government securities sufficient to pay all sums due on that series. Under certain circumstances, if we defease a series of debt securities, our legal obligation to pay principal, interest and any premium on that series will be discharged. We can defease one series of debt securities without defeasing any other series.

        Under U.S. federal income tax law, a discharge of our obligation to pay principal, interest and any premium on the debt securities would be treated as an exchange of the debt securities for a new security representing an interest in the trust. Each holder would be required to recognize a gain or loss equal to any difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders would not be required to recognize a gain or loss under U.S. federal income tax law in the event of a defeasance of certain contractual obligations without a discharge of our legal obligation to pay principal, interest and any premium on the debt securities. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Changes to the Indenture

        Holders who own more than 50% in principal amount of the debt securities of a series can agree with us to change the provisions of the indenture or supplemental indenture relating to that series. However, no change can affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

        We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of debt securities, without the consent of any holder of debt securities.

Events of Default

        "Event of Default," when used in the indenture, with respect to debt securities of any series, will mean any of the following:

          (1)   failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;

          (2)   failure to pay the principal or any premium on any debt security of that series when due;

          (3)   failure to deposit any mandatory sinking fund payment on any debt security of that series when due, which failure continues for 30 days;

          (4)   failure to perform any covenant or a breach of any warranty in the indenture (other than a failure to file reports and documents as described below), which failure or breach continues for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of debt securities of all series having the benefit of such covenant or warranty;

          (5)   Cameron, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, or Cameron admits its inability to pay its debts generally as they come due or takes any corporate action in furtherance of any of the actions referred to above in this clause (5);

          (6)   a court of competent jurisdiction enters an order or decree under any bankruptcy, insolvency, reorganization or other similar law that (i) is for relief against Cameron in an involuntary case, (ii) appoints a custodian or similar official of Cameron or for any substantial part of its property, or (iii) orders the winding up or liquidation of Cameron; and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (7)   any other event of default as may be specified in the supplemental indenture with respect to debt securities of that series.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

        If an event of default for any series of debt securities issued under the indenture occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

        Notwithstanding the foregoing to the extent that we so elect, the sole remedy for an Event of Default relating to our failure to timely file reports and documents under the Exchange Act will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest ("Special Interest") on the notes at an annual rate equal to 0.50% of the principal amount of the notes. Such Special Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which such Special Interest began to accrue on the notes. Special Interest will accrue on all outstanding notes from and including the date on which an Event of Default relating to a failure to timely file a report or document first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if the Event of Default relating to the failure to timely file a report or document is cured or waived prior to such 120th day), such Special Interest will cease to accrue and, if the Event of Default relating to the failure to timely file a report or document shall not have been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided in the preceding paragraph. The provisions of this paragraph will not affect the rights of holders in the event of the occurrence of any other Event of Default.

        If we elect to pay Special Interest in connection with an Event of Default relating to our failure to timely file a report or document, (1) we will notify all holders of notes and the trustee and paying agent of our election in writing on or before the close of business on the date on which such Event of Default first occurs, and (2) all references herein to interest accrued or payable as of any date will include any Special Interest accrued or payable as of such date as provided in the preceding paragraph. Upon our failure to timely give such notice, the notes will be subject to acceleration as provided above.

Reports

        The indenture will provide that so long as any debt securities are outstanding, if we are subject to the periodic reporting requirements of the Exchange Act, we will file with the Commission and furnish to the Trustee (unless such reports are available on the Commission's Electronic Data Gathering,

Analysis and Retrieval (EDGAR) system or any successor thereto), within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual reports on Forms 10-Q and 10-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act; and

          (2)   all current reports on Form 8-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act.

Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants. In addition, we will post a copy of each of the reports referred to in clauses (1) and (2) above on our website for public availability as soon as reasonably practicable after such reports are filed with the Commission.

        If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the indenture will require that we will nevertheless continue to prepare the financial statements and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" substantially similar to that which would have been required to be included in each of the reports specified in clause (1) of the preceding paragraph of this covenant had we been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the Commission and all such annual financial statements including a report thereon from our certified independent accountants) and post copies thereof to our website for public availability within the time periods that would have been applicable to filing such reports with the Commission in the rules and regulations applicable to such reports if we had been required to file those reports with the Commission; provided, however, that if we are no longer subject to the periodic reporting requirements of the Exchange Act, we will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

PLAN OF DISTRIBUTION

        We may sell the debt securities through underwriters, dealers or agents, or directly to purchasers. The underwriters may also sell the debt securities directly to other purchasers or through other dealers, who may receive compensation from the underwriters in the form of discounts, concessions or commissions.

        If underwriters are used in the sale, the debt securities will be sold to the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or repaid to dealers may be changed from time to time.

        We also may designate dealers, acting as our agents, to offer and sell debt securities upon certain terms and conditions. We may also sell debt securities directly to purchasers, without the use of underwriters, dealers or agents.

        Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation from us in a supplement to this prospectus.

        We do not expect that the debt securities will be listed on a national securities exchange or that, if listed, the listing will continue until the maturity of the debt securities. Also, certain broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market making at any time and without any notice to you. Further, we cannot assure you that any broker-dealer will make a market in the debt securities or that any trading market for the debt securities will develop, be maintained or be liquid. If we know that the debt securities will be listed on an exchange or that a broker-dealer will make a market in the debt securities, we will include that information in the applicable prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. We also may have agreements to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        The validity of the debt securities in respect of which this prospectus is being delivered will be passed on for us by Vinson & Elkins L.L.P., Dallas, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        The consolidated financial statements of Cameron International Corporation incorporated by reference in the Annual Report (Form 10-K) of Cameron International Corporation for the year ended December 31, 2007 (including the schedule included therein), and the effectiveness of internal control over financial reporting of Cameron International Corporation as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the debt securities being registered hereby. All the amounts shown are estimates, except the SEC registration fee.

	Amount to be Paid
SEC registration fee		$(1)
Legal fees and expenses (including Blue Sky fees)	200,000
Trustee fees	25,000
Accounting fees and expenses	75,000
Rating agent fees	700,000
Printing fees	35,000
Miscellaneous	15,000

Total	$1,050,000

(1)
Deferred in reliance upon Rule 456(b) and Rule 457(r).

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

        In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of the case. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys' fees).

        The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

        Our Amended Certificate of Incorporation (the "Certificate") and our bylaws require us to indemnify our directors and officers to the fullest extent permitted under Delaware law, and to implement provisions pursuant to contractual indemnity agreements we have entered into with our directors and executive officers. The Certificate limits the personal liability of a director to us or our stockholders to damages for breach of the director's fiduciary duty. We have purchased insurance on behalf of our directors and officers against certain liabilities that may be asserted or incurred by such persons in their capacities as our directors or officers, or that may arise out of their status as our directors or officers, including liabilities under the federal and state securities laws. We have also entered into indemnity agreements with our directors and officers whereby we have agreed to indemnify the directors and officers to the extent permitted by Delaware law.

        Section 102(b)(7) of the DGCL ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations or their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b). Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the SEC, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

Item 16.    Exhibits and Financial Statement Schedules

        (a)    The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 17.    Undertakings

        (a)    The undersigned registrant hereby undertakes:

    1.
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i.
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    ii.
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      iii.
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    2.
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3.
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4.
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    i.
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    ii.
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    5.
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

              The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii.
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 23, 2008.

CAMERON INTERNATIONAL CORPORATION
By:	/s/ CHARLES M. SLEDGE
Name:	Charles M. Sledge
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned hereby appoints Jack B. Moore, Sheldon R. Erikson and William C. Lemmer and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all act and things whatsoever requisite or desirable.

S-1

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 23, 2008.

Signature	Title

/s/ JACK B. MOORE Jack B. Moore	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ CHARLES M. SLEDGE Charles M. Sledge	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ CHRISTOPHER A. KRUMMEL Christopher A. Krummel	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ SHELDON R. ERIKSON Sheldon R. Erikson	Director
/s/ NATHAN M. AVERY Nathan M. Avery	Director
/s/ C. BAKER CUNNINGHAM C. Baker Cunningham	Director
/s/ PETER J. FLUOR Peter J. Fluor	Director
/s/ MICHAEL E. PATRICK Michael E. Patrick	Director
/s/ DAVID ROSS III David Ross III	Director
/s/ BRUCE W. WILKINSON Bruce W. Wilkinson	Director

S-2

EXHIBIT INDEX

Exhibit No.	Document
*1.1	Form of Underwriting Agreement relating to the debt securities.
**4.1	Form of Indenture for senior debt securities.
*4.2	Form of debt securities.
**5.1	Opinion of Vinson & Elkins L.L.P. regarding the validity of the debt securities.
**12.1	Computation of Ratio of Earnings to Fixed Charges.
**23.1	Consent of Ernst & Young LLP.
**23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
**24.1	Power of Attorney (included on the signature page of the Registration Statement).
**25.1	Statement of Eligibility of Wells Fargo Bank, National Association on Form T-1.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**
Filed herewith.